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                                                                   EXHIBIT 11.1

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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                                                        THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                          SEPTEMBER 30,                           SEPTEMBER 30,
                                                ----------------------------------    -----------------------------------
                                                    1997                 1996                1997                1996
                                                ----------------------------------    -----------------------------------

                                                                (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

Income applicable to common stock               $       5,503       $        3,565    $       14,579      $        9,212

Weighted average number of common and common share equivalents outstanding:

   Primary:
     Weighted average number of common shares
     outstanding                                       15,065               14,232            14,984              13,454

     Weighted average number of dilutive
     common share equivalents                             788                  762               708                 734
                                                -------------       --------------    --------------      --------------

     Weighted average number of common and
     common share equivalents outstanding for
     primary earnings per share
                                                       15,853               14,994            15,692              14,188
                                                =============       ==============    ==============      ==============
   Fully diluted:
     Weighted average number of common shares
     outstanding                                       15,065               14,232            14,984              13,454


     Weighted average number of dilutive
     common stock equivalents                             788                  815               761                 761
                                                -------------       --------------    --------------      --------------

     Weighted average number of common
     and common equivalent shares outstanding
     for fully diluted earnings per share              15,853               15,047             15,745             14,215
                                                =============       ==============    ===============     ==============
Income per share:
   Primary                                      $         .35       $          .24    $           .93     $          .65
                                                =============       ==============    ===============     ==============

   Fully diluted                                $         .35       $          .24    $           .93     $          .65
                                                =============       ==============    ===============     ==============
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